Exhibit 10.2

FIRST AMENDMENT TO AMENDED
AND RESTATED EMPLOYMENT AGREEMENT

WHEREAS, on or about August 14, 2014, an Amended and Restated Employment Agreement (the “Employment Agreement”) was entered into by and among Tronox LLC, a Delaware limited liability company (the “Company”), Tronox Limited, an Australian corporation (the “Parent”) and Thomas J. Casey, an individual (the “Executive”); and

WHEREAS, the Company, Parent and Executive mutually desire to amend the Employment Agreement.

NOW, WHEREAS, in consideration of the mutual covenants and agreements set forth herein and in the Employment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Employment Agreement hereby is amended as set forth below.

1.             Section 24(n) is revised so that it provides in its entirety as follows:

(n)  “Retirement” shall mean a termination, other than a termination for Cause, at or after age 65 or such earlier date after age 50 as may be approved by the Committee (as that term is defined in the Equity Incentive Plan), in its discretion, with regard to the Executive.  For the purposes of clarity, Executive may exercise his right to retire at or after age 65 by retiring from the position of Chief Executive Officer of the Company and Parent and, if so desired by Executive, Company and Parent, continuing to serve as the Chairman of the Board of Directors of the Company and Parent.  Regardless of whether Executive does or does not continue to serve as the Chairman of the Board of Directors of the Company and Parent, his Retirement from the position of Chief Executive Officer of the Company and Parent shall constitute a “separation from service” within the meaning of Code Section 409A as set forth in Section 23(b) of the Employment Agreement.

2.             All capitalized terms herein shall have the same meaning and effect as such capitalized terms in the Employment Agreement.

3.             This First Amendment to the Employment Agreement shall be effective as of the date it is signed below by the parties and approved by the Boards of the Company and Parent.

4.             Aside from the revision to Section 24(n) set forth herein, the remainder of the Employment Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this First Amendment to the Amended and Restated Employment Agreement, as of the date set forth below their respective signatures.

TRONOX LLC

By:	/s/ Richard L. Muglia
Richard L. Muglia
Senior Vice President and General Counsel

Dated:	May 15, 2017

TRONOX LIMITED

By:	/s/ Richard L. Muglia
Richard L. Muglia
Senior Vice President and General Counsel

Dated:	May 15, 2017

EXECUTIVE

By:	/s/ Thomas J. Casey
Thomas J. Casey

Dated:	May 15, 2017